UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2023

PepperLime Health Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40915	98-1610383
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

548 Market Street, Suite 97425

San Francisco, California 94104

(415) 263-9939

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	PEPLU	The Nasdaq Stock Market LLC

Class A ordinary shares	PEPL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PEPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing.

On April 6, 2023, PepperLime Health Acquisition Corporation (the “Company”) received a second notice (the “MVLS Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company’s listed securities failed to comply with the $50 million market value of listed securities (“Market Value of Listed Securities”) requirement for continued listing on the Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(2)(A) based upon the Company’s Market Value of Listed Securities for the 30 consecutive business days prior to the date of the MVLS Notice.

The MVLS Notice has no immediate effect on the listing of the Company’s securities on Nasdaq and in accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided a period of 180 calendar days from the date of the MVLS Notice, or until October 3, 2023, in which to regain compliance (the “MVLS Compliance Period”). There can be no assurance that the Company will be able to regain compliance with the Market Value of Listed Securities requirement or maintain compliance with the other Nasdaq listing requirements, including the Market Value of Publicly Held Shares (defined below) requirement. As previously disclosed, on February 28, 2023, the Company received the first notice (the “MVPHS Notice”) from Nasdaq stating that the Company’s listed securities failed to comply with the $15 million market value of publicly held shares (“Market Value of Publicly Held Shares”) requirement for continued listing on the Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(2)(C) based upon the Company’s Market Value of Publicly Held Shares for the 30 consecutive business days prior to the date of the MVPHS Notice and in accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided a period of 180 calendar days from the date of the MVPHS Notice, or until August 28, 2023, in which to regain compliance (the “MVPHS Compliance Period”).

In order to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A), the Market Value of Listed Securities of the Company must close at $50,000,000 or more for a minimum of ten consecutive days during the MVLS Compliance Period. The Company intends to consider its available options to resolve the Company's noncompliance.

In the event that the Company does not regain compliance with Nasdaq Listing Rule 5810(c)(3)(D) within the MVLS Compliance Period, the Company may be eligible to transfer to the Nasdaq Capital Market before the expiry of the MVLS Compliance Period. To qualify, the Company would be required to meet the continued listing requirements for the Nasdaq Capital Market. However, if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible, Nasdaq will provide notice to the Company that its listed securities will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance Nasdaq would grant the Company’s request for continued listing.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2023	PEPPERLIME HEALTH ACQUISITION CORPORATION

	By:	/s/ Ramzi Haidamus
	Name:	Ramzi Haidamus
	Title:	Chief Executive Officer